                                                                    EXHIBIT 11.1

                          SAFEWAY INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                      12 Weeks Ended
                                                               -----------------------------------------------------------
                                                                      June 19, 1999                    June 20, 1998
                                                               ---------------------------       ------------------------
                                                                Diluted            Basic          Diluted           Basic
                                                               ---------        ----------       ---------          -----
Net income                                                     $   236.4        $    236.4       $   193.2         $193.2
                                                               =========        ==========       =========         ======


Weighted average common shares outstanding                         496.5             496.5           480.2          480.2
                                                                                ==========                         ======
Common share equivalents                                            16.5                              28.0
                                                               ---------                         ---------
Weighted average shares outstanding and
common share equivalents                                           513.0                             508.2
                                                               =========                         =========


Earnings per share                                             $    0.46        $     0.48       $    0.38         $ 0.40
                                                               =========        ==========       =========         ======


Calculation of common share equivalents:

        Options and warrants to purchase common shares              36.7                             49.0
        Common shares assumed purchased with potential
             proceeds                                              (20.2)                           (21.0)
                                                               ---------                         --------
        Common share equivalents                                    16.5                             28.0
                                                               =========                         ========


Calculation of common shares assumed purchased with potential proceeds:

        Potential proceeds from exercise of options
             to purchase common shares                         $ 1,008.3                        $   798.1
        Common stock price used under the treasury
             stock method                                      $   49.87                        $   37.97
        Common shares assumed purchased with
             potential proceeds                                     20.2                             21.0

                          SAFEWAY INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     AND COMMON SHARE EQUIVALENT (CONTINUED)
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                 24 Weeks Ended
                                                               -----------------------------------------------------
                                                                     June 19, 1999                June 20, 1998
                                                               -----------------------         ---------------------
                                                               Diluted          Basic          Diluted        Basic
                                                               --------       --------         -------       -------
Net income                                                     $ 442.2         $ 442.2         $ 358.0       $ 358.0
                                                               =======         =======         =======       =======


Weighted average common shares outstanding                       494.6           494.6           479.2         479.2
                                                                               =======                       =======
Common share equivalents                                          18.3                            28.2
                                                               -------                         -------
Weighted average common shares and common
    share equivalents                                            512.9                           507.4
                                                               =======                         =======

Earnings per share:                                            $  0.86         $  0.89         $  0.71       $  0.75
                                                               =======         =======         =======       =======

Calculation of common share equivalents:

        Options and warrants to purchase common shares            30.1                            49.7
        Common shares assumed purchased with potential
             proceeds                                            (11.8)                          (21.5)
                                                               -------                         -------
        Common share equivalents                                  18.3                            28.2
                                                               =======                         =======


Calculation of common shares assumed purchased with potential proceeds:

        Potential proceeds from exercise of options
             to purchase common shares                         $ 610.8                         $ 784.3
        Common stock price used under the treasury
             stock method                                      $ 51.44                         $ 36.45
        Common shares assumed purchased with
             potential proceeds                                   11.8                            21.5